Exhibit 99

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS ANNOUNCES ELECTION OF

JACQUELINE KOSECOFF, PH.D. TO BOARD OF DIRECTORS

Mentor, Ohio (October 22, 2003) – STERIS Corporation (NYSE: STE) today announced that Jacqueline Kosecoff, Ph.D. has been elected to the Company’s Board of Directors. With the addition of Dr. Kosecoff, the STERIS Board now consists of nine members.

Dr. Kosecoff serves as Executive Vice President of Pharmaceutical Services for PacifiCare, one of the nation’s largest consumer health organizations, offering individuals, employers, and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Prior to joining PacifiCare, Kosecoff founded Protocare, Inc., a firm involved in the development and testing of drugs, devices, biopharmaceutical and nutritional products, where she served for four years as the company’s president. She is also the founder and former co-CEO and President of Value Health Sciences, a wholly owned subsidiary of Value Health, Inc., and co-founder of Chassin & Kosecoff Medical Systems.

Commenting on the election, Les C. Vinney, STERIS’s President and Chief Executive Officer, said, “We are pleased to have Dr. Kosecoff join the STERIS Board of Directors. Jacqueline brings a wealth of business development and operations management experience gained in the healthcare and pharmaceutical industries. Her experience and unique background make her an excellent person to help STERIS achieve its long term growth objectives. We look forward to working with Jacqueline and drawing upon her expertise and counsel.”

Dr. Kosecoff earned a bachelor’s degree from the University of California, Los Angeles (UCLA), a master’s degree in applied mathematics from Brown University, and a Ph.D. in research methods from UCLA. In addition to her entrepreneurial accomplishments, Dr. Kosecoff is an expert in quality of care assessment, has been published in several medical journals, and has served as professor of medicine and public health at UCLA, where she still holds a research professorship.

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. Additional information about STERIS can be found on the Company’s website at www.steris.com.

Contacts:

Media:  Kevin Marsh, Senior Director, Communication Services (440) 392-7660

Investors:  Aidan Gormley, Director, Investor Relations (440) 392-7607

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This announcement may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that compliance with laws, court rulings, regulations, or certification requirements of domestic and foreign authorities may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services. STERIS Corporation is a leading provider of infection prevention, contamination prevention, microbial reduction, and surgical support systems, products, services and technologies to healthcare, scientific, research, and industrial, and government customers throughout the world. Additional information about STERIS can be found on the Company’s website at www.steris.com.

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